Exhibit 10.1


May 26, 2005


Mr. Brian H. Oswald
235 East 40th Street, Apt. 33H
New York, New York 10016

Dear Brian:

This letter ("Agreement") sets forth the agreement reached concerning the transition of your duties and responsibilities at CT Investment Management Co., LLC ("CTIMCO"), Capital Trust, Inc. ("CT"), and their direct and indirect subsidiaries (collectively, the "Company").

1. Transition of Responsibilities; Last Date of Employment. Your last day of employment with the Company will be July 31, 2005 or such earlier date as your employment is terminated under Section 5 of this Agreement (the "Effective Date"). As of the date of this Agreement, you will and hereby resign from the offices of Chief Financial Officer, Treasurer, and Secretary of the Company (and any and all other offices you may have held with Company subsidiaries and affiliates). From the date of this Agreement through the Effective Date (such period being referred to as the "Transition Period"), you will continue to be employed by the Company in accordance with Section 3, below.

2. Separation Benefits. In exchange for your promises under this Agreement, and conditioned on your signing a general release of claims against the Company substantially in the form attached to this Agreement as Exhibit A within 21 days after the Effective Date (provided you do not exercise your revocation rights under that general release), and without any other legal obligation to do so, the Company will provide you with the following benefits:

     (a) A lump-sum separation payment of $175,000, payable within ten business days after your execution of the general release of claims described above;

     (b) Immediate vesting and issuance of those portions of unvested restricted stock under the Company's Second Amended and Restated 1997 Long-Term Incentive Stock Plan ("1997 Plan") and Amended and Restated 2004 Long-Term Incentive Plan ("2004 Plan") scheduled to vest in February 2006, amounting in total to 2,076 shares;

     (c) Provided the Company is, on the Effective Date, in a blackout period prohibiting you (under the Company's insider trading policy or otherwise) from trading in the Company's stock, extension of the period in which you may exercise your vested stock options under the 1997 Plan by 120 days after the expiration of that blackout period;


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Mr. Brian H. Oswald
May 26, 2005
Page 2


     (d) Continuation of your group health and dental insurance coverage, pursuant to Section 4980B of the Internal Revenue Code ("COBRA"), if eligible, at the Company's expense, for a period ending on the earlier of (i) December 31, 2005 or (ii) the date upon which you accept full-time employment with another employer, after which date you may continue such coverage at your own expense for the remainder of the COBRA continuation period pursuant to applicable law. You agree to notify the Company immediately upon your acceptance of full-time employment with another employer; and

     (e) Payment for any vacation days accrued but unused by you as of the Effective Date.

     You agree that you will be not be entitled to any additional compensation from the Company, including any salary, bonus or incentive compensation, or other remuneration of any kind, other than as set forth in this Agreement or in a subsequent written agreement between you and the Company. Except as modified herein, your rights under any Company benefit or incentive plans will remain as stated under the terms and conditions of those plans. You will be entitled to such interests in the investment management fees associated with CT Mezzanine Partners II, LP and CT Mezzanine Partners III Inc. as are vested as of the Effective Date, and to no additional interests (or vesting thereof), and any payments due to you pursuant to such vested interests shall be paid in accordance with the terms and conditions of the agreements governing such vested interests.


3. Transition Period. During the Transition Period, you agree to continue to perform such duties and responsibilities as may be assigned to you by the Company's Chief Executive Officer ("CEO") and Board of Directors ("Board"), including to prepare the Company's second quarter 2005 financial statements and the related Form 10-Q filing with the Securities and Exchange Commission; to cooperate in the effort to effect an orderly, smooth, and efficient transition of your duties and responsibilities to such individual(s) as the Company may direct; to fully cooperate with and act consistent with the lawful directions of the CEO and the Board; and to refrain from making disparaging remarks to any person or entity, internal or external, about the Company or its officers, or statements inconsistent with the best interests of the Company and its officers. You agree to perform the above-listed duties with the same degree of diligence and care as you would had you and the Company not entered into this Agreement.

4. Certification Regarding Financial Statements. Upon request of the Company following your preparation of its second quarter 2005 financial statements and related Form 10-Q filing, you will provide the Company with a certification that those portions of the statements and proposed Form 10-Q filing that you prepared do not contain any material misstatements of fact or omissions; that they fairly present in all material respects the financial condition,


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Mr. Brian H. Oswald
May 26, 2005
Page 3


     results of operations, and cash flows of the Company as of the time period in question; and that they were prepared in accordance with generally accepted accounting principles.

5. Termination or Resignation During Transition Period. Notwithstanding anything in this Agreement, the Company may terminate your employment and you may resign your employment at any time during the Transition Period, in which case you will receive only the benefits described in this paragraph. If you resign or if the Company terminates your employment for Cause (as defined below) during the Transition Period, you will receive only your base salary through the date of termination or resignation, any vested benefits under the Company's benefit and long-term incentive plans, reimbursement of duly-documented business expenses, and any other payments or benefits required to be paid or provided by law or Company policy. If the Company terminates your employment without Cause during the Transition Period, you will receive the payment and benefits provided for a Cause termination (as outlined above), together with the additional benefits set forth in Section 2, above, provided (as to the latter) that you sign the general release of claims attached as Exhibit A to this Agreement within 21 days after the date of termination and do not exercise your revocation rights under that general release. For the purposes of this Agreement, "Cause" shall mean (a) your refusal to follow the reasonable directives of the CEO or the Board; (b) your failure to comply with the terms of this Agreement or otherwise to perform your duties and responsibilities under
     Section 3 (other than by reason of physical or mental illness, injury or condition); or (c) your engaging in conduct that is or may be unlawful or fraudulent; in each case, after you have been given notice of such failure or default and given five business days to cure the failure or default.

6. Confidential Information. You agree not to disclose, nor use for your benefit or for the benefit of any other person or entity, any information received from the Company which is confidential or proprietary and (i) which has not been disclosed publicly by the Company, (ii) which is otherwise not a matter of public knowledge or (iii) which is a matter of public knowledge but you know or have reason to know that such information became a matter of public knowledge through an unauthorized disclosure. Proprietary or confidential information shall mean information the unauthorized disclosure or use of which would reduce the value of such information to the Company. Such information includes, without limitation, the Company's client lists, its trade secrets, any confidential information about (or provided by) any client or prospective or former client of the Company, information concerning the Company's business or financial affairs, including its books and records, commitments, procedures, plans and prospects, financial products developed by the Company that have not been publicly described or disclosed by the Company, securities positions, trading strategies, or current or prospective transactions or business of the Company and any material non-public information about the Company, its clients or investors. Upon service to you, or anyone acting on your behalf, of any subpoena, court order or other legal process requiring you to disclose information described in this section, you or your attorney shall immediately notify the Company of such service and of the content of any testimony or information to be disclosed and shall cooperate fully with the Company


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Mr. Brian H. Oswald
May 26, 2005
Page 4


     to lawfully resist disclosure of the information prior to actual compliance with the request. You agree that if you violate any provision of this section, in addition to any other rights and remedies the Company may have (including monetary damages), the Company shall be entitled to obtain an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any such violation, without the need to post any bond or for any other undertaking or prove the inadequacy of money damages.

7. Reference. Following the Effective Date, provided you have not earlier resigned as an employee or been terminated for Cause, and provided you have complied in all material respects with this Agreement, the Company will provide you with a positive reference for use with potential employers.

8. Entire Agreement. This Agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof, and supercedes and cancels all prior written or oral agreements, if any, between you and the Company. You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

9. Notice. You agree to send all communications to the Company in writing, by certified or overnight mail, addressed as follows (or in any other manner the Company notifies you to use):

                              Mr. John R. Klopp
                              Chief Executive Officer
                              Capital Trust, Inc.
                              410 Park Avenue, 14th Floor
                              New York, New York 10022

10. Modifications. No provisions of this Agreement may be modified, waived, amended or discharged except by a written document signed by you and a duly authorized Company officer.

11. Successors. This Agreement binds your heirs, administrators, representatives, executors, successors, and assigns and the Company's successors and assigns, and will inure to the benefit of the Company and its successors and assigns.

12. Validity and Waiver; Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those

Mr. Brian H. Oswald
May 26, 2005
Page 5


     provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

13. Choice of Law and Venue. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction's laws). The parties agree that any action to enforce the terms of this Agreement shall be brought in state or federal court located in the County of New York, New York.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

15. Interpretation. This Agreement shall be construed as a whole according to its fair meaning, and shall not be construed strictly for or against you or the Company. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other. Section headings are intended solely for convenience of reference only and shall not be a part of this Agreement for any other purpose.

16. Tax Withholding. Any compensation or benefits payable under this Agreement shall be subject to applicable federal, state and local withholding taxes and allowances, where appropriate.

17. Review Period. The Company advised you to take this Agreement home, read it, and carefully consider all of its terms before signing it. You agree that you have carefully read this Agreement, fully understand what it means, and are entering into it voluntarily.


Dated:   New York, New York             CAPITAL TRUST, INC.
         May 26, 2005


                                        /s/   John R. Klopp
                                        -------------------
                                        By:      John R. Klopp
                                        Its:     Chief Executive Officer
                                        On behalf of CT, CTIMCO, and the Company

AGREED AND ACCEPTED:


Date:   May 26, 2005                    /s/      Brian H. Oswald
                                        ------------------------
                                        BRIAN H. OSWALD

                                    EXHIBIT A
                                    ---------

                                  [LETTERHEAD]

__________, 2005


Mr. Brian H. Oswald
235 East 40th Street, Apt. 33H
New York, New York 10016

Dear Brian:

This letter ("Agreement") sets forth the agreement reached concerning your separation from CT Investment Management Co., LLC ("CTIMCO"), Capital Trust, Inc. ("CT"), and their direct and indirect subsidiaries (collectively, the "Company").

1. Last Date of Employment. Your last day of employment with the Company was ___________ (the "Effective Date").

2. Separation Benefits. In exchange for your execution of this Agreement, and provided you do not exercise your revocation rights under Section 2 of this Agreement (and without any other obligation to do so), the Company will provide you with the following benefits:

     (a) A lump-sum separation payment of $175,000, payable within ten business days after you return a signed copy of this Agreement to the Company;

     (b) Immediate vesting and issuance of those portions of unvested restricted stock under the Company's Second Amended and Restated 1997 Long-Term Incentive Stock Plan ("1997 Plan") and Amended and Restated 2004 Long-Term Incentive Plan ("2004 Plan") scheduled to vest in February 2006, amounting in total to 2,076 shares;

     (c) Provided the Company is, on the Effective Date, in a blackout period prohibiting you (under the Company's insider trading policy or otherwise) from trading in the Company's stock, extension of the period in which you may exercise your vested stock options under the 1997 Plan by 90 days after the expiration of that blackout period;

     (d) Continuation of your group health and dental insurance coverage, pursuant to Section 4980B of the Internal Revenue Code ("COBRA"), if eligible, at the Company's expense, for a period ending on the earlier of (i) December 31, 2005 or (ii) the date upon which you accept full-time employment with another employer, after which date you may continue such coverage at your own expense for the remainder of the COBRA continuation period pursuant to applicable law.

Mr. Brian H. Oswald
__________, 2005
Page 2


          You agree to notify the Company immediately upon your acceptance of full-time employment with another employer; and

     (e) Payment for any vacation days accrued but unused by you as of the Effective Date.

     You agree that if you exercise your revocation rights under Section 23, below, you will not receive the benefits set forth in Sections 2(a), (b) and (c), above.

3. General Release. In consideration of the payment and benefits described in this Agreement, the covenants and agreements included herein and for other good and valuable consideration, you hereby release and forever discharge, and by this instrument release and forever discharge, the Company, CT Mezzanine Partners II, LP ("Fund II"), CT Mezzanine Partners III Inc. ("Fund III"), and their current and former parent corporations, affiliates, subsidiaries, divisions, successors and assigns, and each of their current and former employees, officers, directors, owners, shareholders, representatives, administrators, fiduciaries, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of any such programs) and any other person acting by, through, under, or in concert with any of the aforementioned persons or entities (collectively, the "Released Parties") from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or equity, which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding your employment with or termination of employment from the Company, including under your Transition Agreement with the Company dated as May 26, 2005 ("Transition Agreement"), and including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act ("ADEA"); the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the New York State Human Rights Law; the New York City Human Rights Law; or any other federal, state or local laws, rules, regulations, statutes or ordinances except for any rights arising under this Agreement. This Agreement does not constitute any admission by the Company that it has violated any such law or legal obligation with respect to any aspect of your employment or termination therefrom.

4. Indemnification and Life Insurance Conversion Rights. The general release set forth in Section 3, above, is not intended to, and will not operate to, waive or limit any existing rights you may have (i) to indemnification as a former officer or director of the Company under any liability insurance policy maintained by the Company; under any charter, certificate of incorporation, by-law or resolution of the Company; or as otherwise required by law; (ii) to convert your coverage under the Company's group life insurance policy to individual coverage, at your own expense; or (iii) under the terms of the Company's 401(k) plan.


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Mr. Brian H. Oswald
__________, 2005
Page 3


5. Covenant Not to Sue. You hereby represent and agree that you have not filed any lawsuits against the Company, or filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law. You also agree, to the extent consistent with applicable law, not to initiate any legal action, charge or complaint against the Company in any forum whatsoever, in connection with the claims released by you. In addition, to the extent any such action may be brought, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action, or in connection with any action brought by a third party.

6. No Further Benefits. You understand and agree that the consideration provided to you under the terms of this Agreement is in addition to anything of value to which you are otherwise entitled. You represent, warrant and acknowledge that the Company owes you no wages, compensation, or payments or form of remuneration of any kind or nature, other than as specifically provided for in this Agreement or as otherwise vested under the terms of any Company benefit plan. You will be entitled to such interests in the investment management fees associated with Fund II and Fund III as are vested as of the Effective Date, and to no additional interests (or vesting thereof) and any payments due to you pursuant to such vested interests shall be paid in accordance with the terms and conditions of the agreements governing such vested interests.

7. Confidential Information; Return of Company Documents. You acknowledge and agree to continue to comply with Section 6 of your Transition Agreement (concerning the Company's confidential and proprietary information), which is incorporated by reference herein. You hereby confirm that you have delivered to the Company and retained no copies of any written materials, records and documents made by you or coming into your possession during the course of your employment with the Company, which contain or refer to any such proprietary or confidential information.

8. Covenant Not to Solicit Employees. You agree that for one year after the Effective Date, without the prior written consent of the Company, you will not, directly or indirectly, whether for yourself or for any other individual or entity (other than any entity related to the Company), hire, solicit, or endeavor to hire away or solicit away from the Company, or otherwise induce to terminate their relationship with the Company, any person whom the Company employs or otherwise engages to perform services, or has employed or engaged to perform services within the 12-month period immediately prior to the Effective Date, including, but not limited to, any consultant or contractor. You further agree that you will not otherwise interfere with or disrupt the Company's relationship with any of its employees, consultants or contractors.

9. Return of Company Property. As soon as possible after the Effective Date, you will return to the Company all Company-provided credit cards, keys, building passes, security passes, access or identification cards, computer and telephone equipment, and any other property of

Mr. Brian H. Oswald
__________, 2005
Page 4


     the Company in your possession or control, including any Company-owned laptop computers in your possession. You agree that if you owe any amounts to the Company (directly or through third party accounts, such as non-business-related charges on a Company-issued credit card or cellular telephone) following the Effective Date, you hereby authorize the Company to deduct the full value of such amounts from any payments owed to you under this Agreement.

10. Cooperation. You agree that you will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute of claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings related to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 10. The Company agrees to reimburse you for any reasonable out-of-pocket expenses you incur in complying with this Section 10.

11. No Admission of Guilt/Non-Disparagement. This Agreement is not an admission of guilt or wrongdoing by either you or the Company. You agree that you will not denigrate, disparage, defame, impugn or otherwise damage or assail the reputation or integrity of the Company.

12. Violations. You agree that if you materially violate any provision of Sections 7, 8, or 9 of this Agreement, in addition to any other rights and remedies the Company may have (including monetary damages), (i) you will immediately reimburse the Company for all amounts paid to you pursuant to
     Section 2(a) of this Agreement, (ii) you will forfeit all unpaid and/or future payments or benefits to be provided to you under this Agreement, and
     (iii) the Company shall be entitled to obtain an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any such violation, without the need to post any bond or for any other undertaking or prove the inadequacy of money damages.

13. Entire Agreement. This Agreement and the Transition Agreement (to the extent it contains provisions, promises, or obligations that survive the Effective Date) constitute the entire agreement between you and the Company with respect to the subject matter of such agreement, and supercede and cancel all prior written or oral agreements, if any, between you and the Company.

14. Notice. You agree to send all communications to the Company in writing, by certified or overnight mail, addressed as follows (or in any other manner the Company notifies you to use):

Mr. Brian H. Oswald
__________, 2005
Page 5


                              Mr. John R. Klopp
                              Chief Executive Officer
                              Capital Trust, Inc.
                              410 Park Avenue, 14th Floor
                              New York, New York 10022


15. Modifications. No provisions of this Agreement may be modified, waived, amended or discharged except by a written document signed by you and a duly authorized Company officer.

16. Successors. This Agreement binds your heirs, administrators, representatives, executors, successors, and assigns and the Company's successors and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

17. Validity and Waiver; Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

18. Choice of Law and Venue. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction's laws). The parties agree that any action to enforce the terms of this Agreement shall be brought in state or federal court located in the County of New York, New York; provided, however, that an action by the Company to enforce its rights under Sections 7, 8, or 9 may be brought in any court of competent jurisdiction, which court shall apply the internal laws of the State of New York (excluding any that mandate the use of another jurisdiction's laws).

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

20. Interpretation. This Agreement shall be construed as a whole according to its fair meaning, and shall not be construed strictly for or against you or the Company. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other. Section headings are intended solely for convenience of reference only and shall not be a part of this Agreement for any other purpose.

Mr. Brian H. Oswald
__________, 2005
Page 6


21. Tax Withholding. Any compensation or benefits payable under this Agreement shall be subject to applicable federal, state and local withholding taxes and allowances, where appropriate.

22. Review Period; Revocation Period. The Company advised you to take this Agreement home, read it, and carefully consider all of its terms before signing it. The Company gave you at least 21 days in which to consider this Agreement. The Company advised you to discuss this Agreement with your own attorney (at your own expense) during this period if you wished to do so. You may revoke your release of ADEA claims under Section 3 of this Agreement within seven days of your signing this Agreement by delivering notice of such revocation to the Company within that time period. If you revoke your release of ADEA claims, you will not be entitled to the benefits set forth in Sections 2(a), (b), and (c), above. You agree that you have carefully read this Agreement, fully understand what it means, and are entering into it voluntarily.



Dated:   New York, New York             CAPITAL TRUST, INC.
         ____________, 2005



                                        -------------------
                                        By:      John R. Klopp
                                        Its:     Chief Executive Officer
                                        On behalf of CT, CTIMCO, and the Company


AGREED AND ACCEPTED:


Date:   ____________                    ________________________
                                        BRIAN H. OSWALD